Exhibit 23.03

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated July 22, 2011 relating to the financial statements of the OptiVox® Product Line of The White Stone Group, Inc., which appears in Amendment No. 4 to the Form S-1 (Registration No. 333-175932). We also consent to the incorporation by reference of Amendment No. 4 to the Form S-1 (Registration No. 333-175932) of the reference to us under the heading “Experts” in such registration.

/s/ PERSHING YOAKLEY & ASSOCIATES, P.C.

Knoxville, Tennessee

March 26, 2012